EXHIBIT 16.1


                          Resignation of Amisano Hanson



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EXHIBIT 16.1


                          Resignation of Amisano Hanson


                                 Amisano Hanson
                             Chartered Accountants
                       750 West Pender Street, Suite 604
                             Vancouver, BC V6C 2T7
                              Phone: 604-689-0188
                               Fax: 604-689-9773


March 19, 2004

Ronald Xie, President
Drucker, Inc.
1-1035 Richards Street
Vancouver, BC Canada  V6B 3E4

Dear Mr. Xie:

This is to confirm that the client-auditor relationship between Drucker, Inc. (Commission File Number 000-29670) and Amisano Hanson has ceased.

Sincerely,


/s/ Amisano Hanson
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Amisano Hanson